Exhibit 5.2

cades  •  schutte LLP

Honolulu Office

Cades Schutte Building

1000 Bishop Street • Suite 1200

Honolulu, Hawai‘i 96813-4216

P.O. Box 939 • Honolulu, Hawai‘i 96808-0939

www.cades.com

Tel (808) 521-9200 • Fax (808) 521-9210

July 15, 2016

Sunoco LP

Sunoco Finance Corp.

8020 Park Lane

Suite 200

Dallas, Texas 75231

Re:	$600,000,000 Aggregate Principal Amount of 5.500% Senior Notes due 2020 and Related Guarantees

Ladies and Gentlemen:

We have acted as special counsel to Aloha Petroleum, Ltd., a Hawaii corporation (the “Hawaii Guarantor”), in connection with the issuance by Sunoco LP, a Delaware limited partnership (the “Partnership”), and Sunoco Finance Corp., a Delaware corporation (together with the Partnership, the “Issuers”) of up to $600,000,000 aggregate principal amount of 5.500% Senior Notes due 2020 (the “Notes”), and the guarantees of the Notes (the “Guarantees”) by the Hawaii Guarantor and certain other entities (collectively, the “Guarantors” under an Indenture dated as of July 20, 2015, by and among the Issuers, the Guarantors and U.S. Bank National Association, as trustee, and as supplemented by the First Supplemental Indenture dated as of September 14, 2015, and the Second Supplemental Indenture dated as of April 7, 2016 (collectively, the “Indenture”), and pursuant to a registration statement on Form S-4 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on July 15, 2016 (the “Registration Statement”). This opinion letter is being furnished at the request of the Hawaii Guarantor in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the related prospectus (the “Prospectus”), other than as expressly stated herein with respect to the issue of the Notes and the Guarantees.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this opinion letter, including the Indenture, the

Kailua-Kona Office • Suite B-303 • 75-170 Hualalai Road • Kailua-Kona, Hawai‘i 96740-1737 • Tel (808) 329-5811 • Fax (808) 326-1175

Waimea Office • Suite 205 • 65-1291 Kawaihae Road • Kamuela, Hawai‘i 96743 • Tel (808) 885-5073 • Fax (808) 326-1175

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Lihue Office • Suite A • 3135 Akahi Street • Lihue, Hawai‘i 96766 • Tel (808) 245-1922 • Fax (808) 540-5015

Sunoco LP

Sunoco Finance Corp.

July 15, 2016

Guarantees, and the Articles of Incorporation and Bylaws of the Hawaii Guarantor. With your consent, we have also relied upon certificates and other assurances of an officer or officers of the Hawaii Guarantor as to factual matters without having independently verified such factual matters. We are opining herein as to the internal laws of the State of Hawaii, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within the State of Hawaii. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1. The Hawaii Guarantor is a validly existing corporation under the laws of the State of Hawaii.

2. The Hawaii Guarantor has the corporate power and authority under its Articles of Incorporation and Bylaws, and under applicable corporate law, to own, lease, and operate its properties and to conduct its business.

3. The Indenture has been authorized by all necessary corporate action of the Hawaii Guarantor and has been duly executed and delivered by the Hawaii Guarantor.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion letter as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Cades Schutte LLP